EXHIBIT 10.2

STOCK OPTION AGREEMENT

(Non-Qualified Stock Option — Long-Term Incentive)

Name of Executive:	LuAnn Via

Date of Grant:	November 26, 2012

Number of Shares:	1,500,000

Exercise Price Per Share:	$3.43

This STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of November 26, 2012 between Christopher & Banks Corporation (the “Company”) and LuAnn Via, the newly elected President and Chief Executive Officer of the Company (the “Executive”), to record the granting of an employee inducement award authorized by the Company’s Board of Directors (the “Board”) pursuant to the New York Stock Exchange Listed Company Manual Rule 308A.08 (the “Board Authorization”).

1.                     Grant of Option.  In accordance with the Board Authorization, the Company hereby grants to the Executive, effective as of the date of grant listed above, subject to the terms and conditions of this Agreement, a non-qualified option to purchase from the Company an aggregate of 1,500,000 shares of common stock ($.01 par value) of the Company (the “Common Stock “) at the purchase price of $3.43 per share, such option to be exercisable as hereinafter provided.

2.                     Expiration Date.  This option shall expire on the 10-year anniversary of the date of grant (the “Expiration Date”).

3.                     Exercise of Option.  Subject to Section 8 hereof and the last sentence of this Section 3, this option shall become exercisable with respect to 500,000 shares of Common Stock on the first anniversary of the date of grant of this option, with respect to an additional 500,000 shares on the second anniversary of the date of grant, and with respect to the remaining 500,000 shares on the third anniversary of the date of grant, in each case, so long as Executive is still serving as Chief Executive Officer of the Company on each such date, as reflected in the following table:

Number of Shares to Which Option First Becomes Exercisable	Cumulative Number	Date on Which Becomes Exercisable

500,000	500,000	November 26, 2013
500,000	1,000,000	November 26, 2014
500,000	1,500,000	November 26, 2015

This option may be partially exercised from time to time consistent with the above limitations.  This option may not be exercised after the Expiration Date.  Notwithstanding the foregoing, this option shall not be exercisable for a fractional share of Common Stock.  Any exercise of this option shall be made in writing, using such form as is approved by the Company and duly executed and delivered to the Company specifying the number of shares as to which the option is being exercised.  Notwithstanding the vesting schedule set forth in the first paragraph of this Section 3, effective immediately prior to a “Change in Control “(as such term is defined in Appendix A hereto), this option, to the extent it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable.

4.                     Payment of Option Price.  On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made (i) in cash or by cash equivalent acceptable to the Compensation Committee of the Board of Directors (the “Committee”); (ii) by delivery of shares of Common Stock held by the Executive and registered in the name of the Executive, duly assigned to the Company, any such shares so delivered to be deemed to have a value per share equal to the “Fair Market Value “(as such term is defined in Appendix A hereto) of the shares on such date; (iii) by having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the option having an aggregate Fair Market Value on such date equal to the exercise price; (iv) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; or (v) by a combination of the methods described above as approved by the Committee.

5.                     Option Nontransferable.  This option is not transferable otherwise than by will or the laws of descent or distribution and is exercisable during the Executive’s lifetime only by the Executive or his or her guardian or legal representative.

6.                     Rights as a Stockholder.  The Executive shall have no rights as a stockholder with respect to any of the shares covered by this option until the date of issuance to the Executive of a stock certificate or other evidence of the issuance for such shares, and no adjustment shall be made for any dividends or other rights if the record date of such dividends or other rights is prior to the date such stock certificate or other evidence of the issuance for such shares is issued.

7.                     General Restrictions.  Executive understands that the shares underlying the options granted hereby have not been registered with the Securities and Exchange Commission or listed with the New York Stock Exchange.  The Company will not be obligated to issue shares of Common Stock covered by this option if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and the New York Stock Exchange or any other national securities exchange upon which the Common Stock is quoted or listed.  In connection with any issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements.  This option shall be subject to the requirement that if, at any time, the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to this option on the New York Stock Exchange, any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, this option or the issue or purchase of shares under this option, this option shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  In addition, Executive understands, acknowledges and agrees that the grant of this option and the delivery of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

8.                     Termination of Employment.

(1)                   The option granted pursuant to this Agreement shall terminate immediately upon the termination of the Executive’s employment by the Company for “Cause” (as such term is defined in Appendix A hereto).  If the Executive’s employment is terminated as a result of the Executive’s permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or death, the option granted pursuant to this Agreement may be exercised by the Executive’s legal representative, heir or devisee, as appropriate, within one year from the date of disability or death.  If the Executive’s employment is terminated by Executive or the Company for any reason other than Cause, permanent and total disability or death, such option may be exercised within ninety (90) days following the date of termination.  Notwithstanding the preceding sentence, the Company may terminate and cancel such option during the ninety (90)-day period referred to in the preceding sentence if the Board has determined that the Executive has, before or after the termination of employment, acted in a manner that constitutes “Cause”(as defined in that certain Employment Agreement between the Company and Executive, dated October 29, 2012 (the “Employment Agreement”)), provided that the Board has followed the procedures for determining Cause under the Employment Agreement, such determination defined as the “Exercise Termination Determination.” Notwithstanding the foregoing, such option (or any portion thereof) which is not exercisable on the date of termination of employment shall not be exercisable thereafter without the consent of the Committee.

(2)                   Nothing contained in this Section shall be interpreted or have the effect of extending the period during which an option may be exercised beyond the Expiration Date provided in this Agreement or established by law or regulation.  Death of the Executive subsequent to termination shall not extend such period.  Whether a leave of absence shall constitute a termination of employment for purposes of this Agreement shall be determined by the Committee in its sole discretion, and in the event the Committee has so determined, the Committee shall provide written notice of its determination to the Executive.

9.                     Adjustment of Shares.

(1)                   In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common Stock of the Company, resulting in an increase or decrease in the number of shares of Common Stock outstanding, the number of shares of Common Stock covered by this option and the exercise price per share under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price.

(2)                   If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, this option shall apply to the securities or property into which the Common Stock covered hereby would have been changed or for which such Common Stock would have been exchanged had such Common Stock been outstanding at the time.

10.                  Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and subject to the provisions of Section 15 its determination shall be final (the “Termination Determination”).

11.                  Notices.  All notices to the Company shall be in writing and sent by certified or registered mail, postage prepaid, to the General Counsel of the Company at the Company’s offices at 2400 Xenium Lane North, Plymouth, Minnesota 55441 or such other address as the Company shall from time to time notify the Executive in writing.  All notices to the Executive shall be in writing and sent by certified or registered mail, postage prepaid, to the Executive at the address set forth on the signature page(s) hereof or such address as the Executive shall from time to time notify the Company in writing.  All notices shall be deemed to have been given when mailed.

12.                  Tax Matters.

(1)                   Due to the complex nature of the tax laws, the Executive is urged to consult her personal tax advisor prior to exercising the option.  The Company makes no warranties or representations whatsoever to the Executive regarding the tax consequences of this grant, the exercise of any options or any other matter.

(2)                   In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Executive, are withheld or collected from the Executive.  In accordance with such rules as may be adopted by the Committee, the Executive may elect to satisfy the Executive’s federal and state income tax withholding obligations arising from the exercise of the option by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company on or before the option exercise date, (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the option having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company on or before the option exercise date shares of Common Stock already owned by the Executive having a Fair Market Value equal to the amount of such taxes, or (iv) a combination of the methods described above, as determined by the Committee.  The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share.  The Executive’s election regarding satisfaction of federal and state income tax withholding obligations must be made on or before the option exercise date.

13.                  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

14.                  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms hereof.

15.                  Mediation.  If the Board or Committee makes an Exercise Termination Determination or a Termination Determination, then the Company shall provide written notice thereof to Executive (the “Termination Notice”).  If Executive disagrees with the determination referred to in the Termination Notice, then Executive may request that the Company participate in mediation in an effort to resolve the disagreement.  Executive shall make such request by submitting to the Company (Attention:  General Counsel) and to JAMS (c/o its Minneapolis office or, if none, its Chicago office) (the “Mediation Facilitator”), within five (5) calendar days of the date of the Termination Notice, a written request for mediation (the “Mediation Request”).  The parties will cooperate with the Mediation Facilitator and with one another in selecting a mediator from the Mediation Facilitator’s panel of neutrals, and in scheduling the mediation proceedings in the Minneapolis, Minnesota area.  In the event that the parties are unable to select a mediator within ten (10) days of the date of the Mediation Request, the Mediation Facilitator shall appoint the mediator and the mediation shall be held as soon as practicable thereafter, but no later than twenty-one (21) days after a mediator has been selected or appointed.  The Company will pay the costs of the mediation process, including all fees and expenses of the mediator, as well as all reasonable travel costs associated with the participation of Executive and her counsel in the mediation process, and each party shall bear their respective attorney’s fees and costs.  In the event the parties are unable to resolve the dispute within five (5) business days, then the Exercise Termination Determination and/or the Termination Determination shall be final and binding.

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed on the date set forth opposite the respective signatures.  It is further understood that the date of grant may differ from the date of signature.

Dated as of: November 29, 2012	Christopher & Banks Corporation

	By:	/s/ Luke R. Komarek
Luke R. Komarek

	Its:	Senior Vice President, General Counsel

Dated as of: November 29, 2012	Executive

/s/ LuAnn Via
LuAnn Via

	Address:	8453 Friarlynch Lane
Germantown, TN 38139

Appendix A

Certain Definitions

Affiliate.  As used in this Agreement, the term “Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 122 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

Cause.  For purposes of this Agreement, “Cause” shall be as defined in the Employment Agreement between Executive and Company dated October 29, 2012.

Change in Control.  A “Change in Control” shall be deemed to have occurred upon:

(a)                   the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities;

(b)                   at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c)                   an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(d)                   the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(e)                   the sale or other disposition of all or substantially all of the assets of the Company;

(f)                    the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(g)                   the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

Fair Market Value of a share of Common Stock as of a given date shall be the closing sale price of a share of Common Stock as reported on the New York Stock Exchange on such date or, if the shares are not traded on the New York Stock Exchange on such date, on the most recent preceding date when the shares were so traded.  If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.